Exhibit 10.1

PETVIVO HOLDINGS, INC. 2020 EQUITY INCENTIVE PLAN

FORM OF RESTRICTED STOCK AGREEMENT

This Agreement between PetVivo Holdings, Inc. (the “Company”) and ______ (“Participant”) shall be effective as of the date of grant. The Company and Participant agree as follows:

1.Grant of Restricted Stock. Participant is hereby granted Restricted Stock of the Company pursuant to the PetVivo Holdings, Inc. 2020 Equity Incentive Plan (the “Plan”). This Agreement is subject to and shall be construed in accordance with the terms and conditions of the Plan, as now or hereinafter in effect and any subsequent amendments. Any terms which are used in this Agreement without being defined and which are defined in the Plan shall have the meaning specified in the Plan.

2.Date of Grant. The date of the grant of the Restricted Stock is September 9, 2021.

3.Number of Shares. The number of shares of Restricted Stock granted is __________ (_______).

4.Vesting. The Restricted Stock granted hereby shall vest according to the following schedule:

Date:	Number of Vested Shares
March 31, 2022
March 31, 2023
March 31, 2024

In order to be vested in shares of Restricted Stock in accordance with the schedule, Participant must have been continuously serving as an employee from the date of grant until the vesting date.

5.Acceleration of Exercisability. Upon a Change in Control of the Company, all Restricted Shares under this Agreement shall immediately be 100% vested without regard to the vesting restrictions contained in this Agreement. In addition, if the Participant is terminated without cause, any Restricted Stock that would have vested on or before the first anniversary of such termination had the Participant remain employed shall be accelerated and deemed to have vested as of the termination date.

6.Legends. Certificates representing vested shares may contain such legends and transfer restrictions as the Company is required to make to be in compliance with federal and state securities laws at the time of issuance.

7.Receipt of Plan. By entering into this Agreement, Participant acknowledges (i) that he or she has received and read a copy of the Plan and (ii) that this Agreement is subject to and shall be construed in accordance with the terms and conditions of the Plan, as now or hereinafter in effect. By entering into this Agreement, Participant further acknowledges that all grants under the Plan are determined by the Committee in its sole discretion and that nothing contained in the Plan or in any grant under the Plan shall confer a right or entitlement to receive any further grants in the future.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company, by a duly authorized officer of the Company and Participant have executed this Agreement, effective as of the date of grant.

PETVIVO HOLDINGS, INC.:

By:
Name:
Title:
Date:

PARTICIPANT:

By:
Name:
Date:
Address: